Exhibit (i)(2)




                                Hale and Dorr LLP
                               Counsellors At Law
                                 60 State Street
                           Boston, Massachusetts 02109

                         617-526-6000  FAX 617-526-5000





                                                          April 25, 2000



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

         Re:    Post-Effective Amendment No. 9 to the Registration
                Statement of The Wright Managed Blue Chip Series Trust (Trust) File Nos. 33-61314; 811-7654 (PEA no. 9)
               -----------------------------------------------------------------

Gentlemen:

     Hale and Dorr LLP hereby consents to the incorporation by reference into PEA no. 9 of its opinion, dated June 24, 1998, filed with the Securities and Exchange Commission on June 25, 1998, as exhibit no. 10 to post-effective amendment no. 6.

     The consent may not be used for any purpose other than as set forth above without our further consent.

                                                Very truly yours,

                                              /s/Hale and Dorr LLP

                                                 Hale and Dorr LLP